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                                                                       EXHIBIT 2

                               VOTING AGREEMENT
                               ----------------

     VOTING AGREEMENT, dated June 15, 1998 (this "Agreement"), by and among United Rentals, Inc, a Delaware corporation ("URI"), AYR Inc., a California corporation ("AYR"), and Richard D. Colburn, an individual who is the sole shareholder of AYR (the "Shareholder").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, concurrently herewith, URI, a subsidiary of URI, and U.S. Rentals, Inc., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"; capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement) pursuant to which MERGER SUB will be merged with and into the Company, with the Company as the surviving corporation and wholly-owned subsidiary of URI (the "Merger");

     WHEREAS, AYR owns, beneficially and of record, 20,603,105 shares (the "Shares") of USR Common Stock and Shareholder owns, beneficially and of record, all of the outstanding capital stock of AYR; and

     WHEREAS, as an inducement and a condition to entering into the Merger Agreement, URI has required that each of Shareholder and AYR agree, and Shareholder and AYR have agreed, to enter into this Agreement; and further Shareholder has agreed to enter into this Agreement strictly in his capacity as a beneficial owner, through AYR, of the Shares and not in his capacity as a director of the Company.

     NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1.   Provisions Concerning the Shares. (a) Each of AYR and Shareholder
          --------------------------------
hereby agree that during the period commencing on the date hereof and continuing until this provision terminates pursuant to Section 5 hereof, at any meeting of the holders of shares of USR Common Stock, however called, or in connection with any written consent of the holders of shares of USR Common Stock, each of AYR and Shareholder shall vote, (or cause to be voted) the Shares held of record or Beneficially Owned (as defined below) by Shareholder, whether heretofore owned or hereafter acquired, in favor of the Merger and the adoption of the Merger Agreement and any actions required in furtherance thereof and hereof.

          (b) Neither AYR nor Shareholder shall enter into any agreement or understanding with any Person (as defined below) the effect of which would be inconsistent or violative of the provisions of this Agreement.

          (c)  For purposes of this Agreement:

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          "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing; without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act;

          "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

          (d) In the event of a stock dividend or distribution, or any change in the USR Common Stock by reason of any stock dividend, stock split, recapitalization, reclassification, combination, exchange of shares, merger or the like, the term "Shares" as used in this Agreement shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares or other securities into which or for which any or all of the Shares may be converted, changed or exchanged.

     2.   Representations and Warranties.  Each of Shareholder and AYR hereby
          ------------------------------
represents and warrants to URI as follows:

          (a) Ownership of Shares.  Shareholder is the record and Beneficial
              -------------------
Owner of all of the shares of AYR and AYR is the record and beneficial owner of all of the Shares. On the date hereof, the Shares constitute all of the shares of USR Common Stock owned of record or Beneficially Owned by AYR or Shareholder. Shareholder and AYR have shared voting power and shared power to issue instructions with respect to the matters set forth in Section 1 hereof, shared power of disposition and shared power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights (subject to applicable securities laws).

          (b) Power; Binding Agreement.  Shareholder has the legal capacity,
              ------------------------
power and authority, and AYR has the corporate power and authority, to enter into and perform all of their respective obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by each of Shareholder and AYR and constitutes a valid and binding agreement of each of Shareholder and AYR, enforceable against each of Shareholder and AYR in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which AYR or Shareholder is settlor or trustee whose consent is required for the execution and delivery of this Agreement or the consummation by AYR or Shareholder of the transactions contemplated hereby.

          (c) Organization.  AYR (i) is a corporation duly organized, validly
              ------------
existing and in good standing under the laws of the State of California and (ii) has all

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requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.

          (d) No Conflicts.  (i) Except for filings under the HSR Act, the
              ------------
Securities Act and Exchange Act, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by Shareholder and the consummation by Shareholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Shareholder, the consummation by Shareholder of the transactions contemplated hereby or compliance by Shareholder with any of the provisions hereof will (A) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any declaration of trust, note, bond, mortgage, indenture, security or pledge agreement, voting agreement, shareholders' agreement or voting trust, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Shareholder is a party or by which Shareholder or any of Shareholder's properties or assets may be bound, or (B) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Shareholder or any of Shareholder's properties or assets.

          (e) Reliance by URI.  Shareholder and AYR understand and acknowledge
              ---------------
that URI is entering into the Merger Agreement in reliance upon execution and delivery of this Agreement by Shareholder and AYR.

          (f) Sophistication.  Shareholder acknowledges that Shareholder is an
              --------------
informed and sophisticated investor and, together with Shareholder's advisors, has undertaken such investigation as they have deemed necessary, including the review of the Merger Agreement and this Agreement, to enable Shareholder to make an informed and intelligent decision with respect to the Merger Agreement and this Agreement and the transactions contemplated thereby and hereby.

          (g) No Broker.  Except for fees payable by the Company and disclosed
              ---------
pursuant to Section 2.16 of the Merger Agreement, no broker, investment banker, financial adviser or other Person is entitled to any commission, broker's fee, finder's fee, adviser's fee or similar fee in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Shareholder or AYR.

     3.   No Solicitation.  (a) From and after the date hereof and continuing
          ---------------
until this provision terminates pursuant to Section 5 hereof, neither AYR nor Shareholder shall directly or indirectly, initiate, solicit or encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal with respect to the Company or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain such an Acquisition Proposal or agree to or endorse any such Acquisition Proposal, and Shareholder shall promptly notify URI orally (in all events within 24 hours) and in writing (as promptly thereafter as practicable) of the material terms and

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status of all inquiries and proposals which Shareholder or any agent of
Shareholder may receive after the date hereof relating to any of such matters and, if such inquiry or proposal is in writing, Shareholder shall deliver to URI a copy of such inquiry or proposal promptly; provided, however, that,
                                             --------  -------
notwithstanding any other provision of this Agreement, Shareholder, as a member of the board of directors of the Company, may take any action in his capacity as a director that the board of directors of the Company would be permitted to take in accordance with Sections 5.7 and 7.1 of the Merger Agreement. Shareholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations, with any parties conducted heretofore with respect to any of the foregoing.

          (b) URI acknowledges that this Agreement is entered into by the Shareholder in his capacity as a beneficial owner, through AYR, of the Shares, and that nothing in this Agreement shall in any way restrict or limit the Shareholder from taking any action in his capacity as a director or officer of USR or otherwise fulfilling his fiduciary obligations as a director or officer of USR, notwithstanding that any such action would be inconsistent with or violative of his obligations under this Agreement if taken in his capacity as a beneficial owner, through AYR, of the Shares.

     4.   Restriction on Transfer; Proxies; Non-Interference; Stop Transfers;
          -------------------------------------------------------------------
etc.
---

          (a) Neither AYR nor Shareholder shall directly or indirectly, during the period commencing on the date hereof and continuing until this provision terminates pursuant to Section 5 hereof: (i) except as contemplated by the Merger Agreement or for transfers to charitable foundations before June 30, 1998, provided the transferee of the transferred shares takes such shares subject to the provisions of this Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or grant or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein (including any interest in AYR); (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or
(iii) take any action that would make any of AYR's or Shareholder's representations or warranties contained herein untrue or incorrect or have the effect of preventing or disabling AYR or Shareholder from performing their respective obligations under this Agreement; provided that the foregoing shall not prevent AYR or Shareholder from pledging any of the Shares to a bank or other financial institution or to prevent such bank or financial institution from selling the Shares on foreclosure so long as AYR or Shareholder retain the right to vote such Shares if the pledge has not been foreclosed upon.

          (b) AYR agrees with, and covenants to, URI that AYR shall not, during the period set forth in Section 4(a), request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing the Shares, unless such transfer is made in compliance with this Agreement. AYR shall promptly after the date hereof surrender to the Company all certificates representing the Shares for purpose of placing the following legend on such certificates:

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          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO
     RESTRICTIONS ON TRANSFER AND VOTING AND PURSUANT TO AN AGREEMENT BETWEEN THE HOLDER OF THIS CERTIFICATE AND URI, A COPY OF WHICH MAY BE OBTAINED FROM THE HOLDER HEREOF OR THE ISSUER OF THIS SECURITY.

The foregoing legend shall be removed from all certificates representing the shares upon termination of the period set forth in Section 4(a).

     5.   Termination.  Except as otherwise provided herein, the covenants and
          -----------
agreements contained in Sections 1, 3 and 4 hereof shall terminate (i) in the event the Merger Agreement is terminated in accordance with the terms thereof, upon such termination, and (ii) in the event the Merger is consummated, upon the Effective Time. Notwithstanding anything to the contrary herein, (A) the provisions of Section 7 hereof shall survive any termination of this Agreement, and (B) no termination of this Agreement shall relieve any party of liability for a breach hereof prior to termination.

     6.   Further Assurances.  From time to time, at the other party's request
          ------------------
and without further consideration, AYR, Shareholder and URI shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     7.   Miscellaneous.
          -------------

          (a) Entire Agreement.  This Agreement and the Merger Agreement
              ----------------
constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          (b) Certain Events.  Each of AYR and Shareholder agree that this
              --------------
Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, Shareholder's heirs, executors, guardians, administrators, trustees or successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

          (c) Assignment.  This Agreement shall not be assigned by any party
              ----------
hereto, by operation of law or otherwise, without the prior written consent of the other party, and any purported assignment without such consent shall be null and void; provided, however, that URI may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of URI without the consent of AYR or Shareholder.

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          (d) Amendments, Waivers, Etc.  This Agreement may not be amended,
              ------------------------
changed, supplemented, waived or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by each of the parties hereto.

          (e) Notices.  All notices, requests, claims, demands and other
              -------
communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses: (i) if to URI, to its address set forth in the Merger Agreement; and (ii) if to AYR or Shareholder, to: 1581 Cummins Dr. - Ste. 155, Modesta, CA 95358, with a copy to: Stephen E. Newton, Heller Ehrman White & McAuliffe, 601 South Figueroa Street, Los Angeles, California 90017; or, in each case, to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          (f) Severability.  Whenever possible, each provision or portion of any
              ------------
provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          (g) Specific Performance.  All of the parties hereto recognizes and
              --------------------
acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

          (h) Remedies Cumulative.  All rights, powers and remedies provided
              -------------------
under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          (i) No Waiver.  The failure of any party hereto to exercise any right,
              ---------
power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the

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terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          (j) No Third Party Beneficiaries.  This Agreement is not intended to
              ----------------------------
be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

          (k) Governing Law.  This Agreement shall be governed and construed in
              -------------
accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

          (l) Jurisdiction; Waiver of Jury Trial.  All of the parties hereto
              ----------------------------------
irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns shall be brought and determined in any federal court located in the State of Delaware or the Chancery or other courts of the State of Delaware, and each of the parties hereto irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment before judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such court.

          (m) Descriptive Headings.  The descriptive headings used herein are
              --------------------
inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          (n) Counterparts.  This Agreement may be executed in counterparts,
              ------------
each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

          (o) No Present Intent to Liquidate or Merge.  URI has no current plan
              ---------------------------------------
or intention to liquidate USR; to merge USR with or into another corporation; to sell, distribute or otherwise dispose of USR Common Stock acquired in the Merger except for transfers or successive transfers of USR Common Stock to one or more corporations controlled (within the meaning of Section 368(c) of the Code) in each case by the transferor corporation; or to cause USR to sell or otherwise dispose of any of its assets or any of the assets acquired from MERGER SUB, except for dispositions made in the

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ordinary course of business or transfers or successive transfers of assets to one or more corporations controlled (within the meaning of Section 368(c) of the Code) in each case by the transferor corporation.

                            [signature page follows]

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  IN WITNESS WHEREOF, URI, Shareholder and AYR have executed and delivered this
Agreement as of the day and year first above written.

                                    UNITED RENTALS, INC.


                                    By:_________________________
                                       Name:
                                       Title:


                                       _________________________
                                           Richard D. Colburn


                                    AYR INC.


                                    By: ________________________
                                        Name:
                                        Title:

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